Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 4, 2022, with respect to the financial statements of the sub-accounts that comprise Nationwide VL Separate Account-G, and the related notes (collectively, the financial statements), included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-223705).
/s/ KPMG LLP
Columbus, Ohio
April 25, 2022

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 11, 2022, with respect to the statutory financial statements and financial statement schedules I, IV and V of Nationwide Life and Annuity Insurance Company, included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information. (File No. 333-223705).
/s/ KPMG LLP
Columbus, Ohio
April 25, 2022